Accel Entertainment Announces Q2 2022 Operating Results

Chicago, IL – August 9, 2022 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the second quarter ended June 30, 2022.

Highlights:
•Revenue of $227.9 million for Q2 2022, an increase of 13% compared to Q2 2021
•Q2 2022 Illinois revenue per location per day was essentially flat when compared to Q2 2021
•Net income of $22.5 million for Q2 2022; an increase of 81% compared to Q2 2021
•Adjusted EBITDA of $42.7 million for Q2 2022, was essentially flat when compared to Q2 2021
•Q2 2022 ended with 3,489 locations; an increase of 38% compared to Q2 2021
•Q2 2022 ended with 22,128 gaming terminals; an increase of 68% compared to Q2 2021
•Q2 2022 ended with $282 million of net debt; an increase of 69% compared to Q2 2021 due to borrowings of $160 million on our credit facility in Q2 2022 to finance the acquisition of Century Gaming, Inc. ("Century")
•Repurchased $25 million of Accel Class A-1 common stock in Q2 2022
•On May 12, 2022, the Georgia Lottery extended the Gift Card Pilot Program to all Class B locations
•Acquisition of Century closed on June 1, 2022
•During June 2022, Accel commenced operations in Nebraska. On August 1, 2022, Accel acquired VVS, Inc., an amusement operator for $9.5 million

Updated Guidance:
With the Century acquisition closed, Accel is providing updated guidance for 2022. 2022 guidance will be provided with Century's results included as of the acquisition date and pro forma assuming Century's results are included for the full year. The pro forma guidance is presented for illustrative purposes only and is not necessarily indicative of the results that would have occurred had the acquisition been completed on January 1, 2022 or that may occur in the future. 2022 guidance also assumes Georgia will no longer be an "emerging market" for the second half of 2022 because it has operated for more than 24 months. Accordingly, the results from Georgia will not be added back to our Adjusted EBITDA during the second half 2022.

2022 guidance:
•End 2022 with an estimated 3,550 - 3,600 locations
•End 2022 with an estimated 22,700 - 23,200 gaming terminals
•2022 Revenue estimated to be $960 - $990 million
•2022 Adjusted EBITDA[*] estimated to be $160 - $165 million
•2022 capital expenditures estimated to be $25 - $30 million of cash spend

2022 guidance pro forma for Century acquisition:
•End 2022 with an estimated 3,550 - 3,600 locations
•End 2022 with an estimated 22,700 - 23,200 gaming terminals
•2022 Revenue estimated to be $1.07 - $1.13 billion
•2022 Adjusted EBITDA[*] estimated to be $170 - $175 million
•2022 capital expenditures estimated to be $30 - $35 million of cash spend

Accel CEO Andy Rubenstein commented, “We are pleased with our performance this quarter and are focused on executing our growth strategy. We remain confident that our locally-focused business model creates a platform to outperform in difficult times and thrive under normal circumstances. We aim to leverage our proven business model and extremely strong financial position to continue our expansion and return capital to shareholders. ”

Condensed Consolidated Statements of Operations and Other Data
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Total revenues	$227,869	$201,974	$424,760	$349,043
Operating income	27,315	24,927	48,522	34,482
Income before income tax expense	29,246	18,369	49,869	21,783
Net income	22,464	12,445	38,252	13,946
Other Financial Data:
Adjusted EBITDA(1)	42,716	42,983	77,958	68,796
Adjusted net income (2)	22,516	25,732	40,121	36,789

(1)
Adjusted EBITDA is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; emerging markets; and income tax expense. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted net income and Adjusted EBITDA.”

(2)
Adjusted net income is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; (gain) loss on change in fair value of contingent earnout shares; stock-based compensation expense; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures— Adjusted net income and Adjusted EBITDA.”

Key Business Metrics

Locations (1)	As of June 30,
	2022	2021
Illinois	2,572	2,527
Montana	585	—
Nevada	332	—
Total locations	3,489	2,527

Terminals (2)	As of June 30,
	2022	2021
Illinois	13,801	13,177
Montana	5,742	—
Nevada	2,585	—
Total terminals	22,128	13,177

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

Condensed Consolidated Statements of Cash Flows Data
	Six Months Ended June 30,
(in thousands)	2022	2021
Net cash provided by operating activities	$41,211	$54,158
Net cash used in investing activities	(137,267)	(13,758)
Net cash provided by financing activities	117,438	3,657

Non-GAAP Financial Measures
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net income	$22,464	$12,445	$38,252	$13,946
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired (1)	3,574	6,162	7,122	12,268
Stock-based compensation (2)	2,281	2,148	3,886	3,741
(Gain) loss on change in fair value of contingent earnout shares (3)	(5,722)	3,182	(9,139)	5,979
Other expenses, net (4)	2,232	2,687	4,788	4,740
Tax effect of adjustments (5)	(2,313)	(892)	(4,788)	(3,885)
Adjusted net income	$22,516	$25,732	$40,121	$36,789
Depreciation and amortization of property and equipment	6,598	6,313	12,439	12,302
Interest expense, net	3,791	3,376	7,792	6,720
Emerging markets (6)	716	746	1,201	1,263
Income tax expense	9,095	6,816	16,405	11,722
Adjusted EBITDA	$42,716	$42,983	$77,958	$68,796

(1) Amortization of route and customer acquisition costs and location contracts acquired consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.
(2)    Stock-based compensation consists of options, restricted stock units and warrants.
(3)    (Gain) loss on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)    Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring expenses relating to lobbying efforts and legal expenses in Pennsylvania and lobbying efforts in Missouri, (iii) non-recurring costs associated with COVID-19 and (iv) other non-recurring expenses.
(5)    Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)    Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when Accel has installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date Accel first installs or acquires gaming terminals in the jurisdiction, whichever occurs first.

Reconciliation of Debt to Net Debt
	As of June 30,
(in thousands)	2022	2021
Debt, net of current maturities	$478,635	$326,775
Plus: Current maturities of debt	23,460	18,250
Less: Cash and cash equivalents	(220,168)	(178,508)
Net debt	$281,927	$166,517
Conference Call
Accel will host an investor conference call on August 10, 2022 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss these operating and financial results. Interested parties may join the live webcast by registering at https://ige.netroadshow.com/registration/q4inc/11350/accel-entertainment-q2-2022-earnings-call/. Registering in advance of the call will provide listeners with a personalized link to view the webcast and an individual dial-in for the call. This registration link to the live webcast will also be available on Accel’s investor relations website, as well as a replay of the webcast following completion of the call: ir.accelentertainment.com.
About Accel
Accel believes it is the leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois, Montana, and Nevada markets. Accel’s business consists of the installation, maintenance and operation of gaming terminals, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our 2022 guidance, including with respect to the duration and impact of the COVID-19 pandemic (including expected operating expenses related thereto), potential acquisitions or strategic alliances, and our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA, capital expenditures, and Net Debt. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward looking statements. These forward looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward looking statements due to a number of factors including, but not limited to: the existing and potential future adverse impact of the COVID-19 pandemic on Accel’s business, operations and financial condition, including as a result the suspensions of all video gaming terminal operations by the Illinois Gaming Board between November 19, 2020 and January 23, 2021, which suspensions could be reinstated; Accel's ability to successfully integrate its business with the business of Century and realize the full benefits of the Century acquisition; Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to manage its growth effectively; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19 and its variant strains), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Anticipated effects or benefits from the Century acquisition may not ultimately occur, including expected revenues; effective integration of Century’s operations, establishments and terminals with our own; integration of new technology to our own portfolio; and integration of player rewards programs into our own system or expansion of those rewards programs in other US markets. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to the existing and potential future adverse impact of the COVID-19 pandemic on Century’s business, operations and financial condition, including as a result of any suspension of gaming operations in Montana or Nevada; our ability to expand effectively into Montana or Nevada; our ability to manage growth effectively; our ability to offer new and innovative products and services that fulfill the needs of Century’s establishment partners and create strong and sustained player appeal; Century’s dependence on relationships with key manufacturers, developers and third parties; the negative impact on Century’s future results of operations by the slow growth in demand for gaming terminals and by slow growth of gaming in Montana or Nevada; Century’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable economic conditions or decreased discretionary spending due to other factors such as epidemics or other public health issues (including COVID-19), terrorist activity or threat thereof, civil unrest or other economic or political uncertainties, that could adversely affect Accel’s or Century’s business, results of operations, cash flows and financial conditions and other risks and uncertainties.
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the sections entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Quarterly Reports on Form 10-Q and in the Annual Report on Form 10-K filed by Accel with the SEC, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.

Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.
Adjusted EBITDA, Adjusted net income, and Net Debt
Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.
[*] Although we provide guidance for Adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are difficult to predict and estimate, and are often dependent on future events which may be uncertain or outside of our control. These elements make it impractical for us to provide guidance on net income or to reconcile our Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.

Media Contact:
Eric Bonach
Abernathy MacGregor
212-371-5999
ejb@abmac.com

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Net gaming	$218,423	$194,434	$406,885	$334,898
Amusement	4,693	4,279	9,683	8,328
Manufacturing	919	—	919	—
ATM fees and other revenue	3,834	3,261	7,273	5,817
Total net revenues	227,869	201,974	424,760	349,043
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	154,666	135,772	287,286	234,663
Cost of good sold (exclusive of depreciation and amortization expense shown below)	765	—	765	—
General and administrative	32,719	26,113	63,838	50,588
Depreciation and amortization of property and equipment	6,598	6,313	12,439	12,302
Amortization of route and customer acquisition costs and location contracts acquired	3,574	6,162	7,122	12,268
Other expenses, net	2,232	2,687	4,788	4,740
Total operating expenses	200,554	177,047	376,238	314,561
Operating income	27,315	24,927	48,522	34,482
Interest expense, net	3,791	3,376	7,792	6,720
(Gain) loss on change in fair value of contingent earnout shares	(5,722)	3,182	(9,139)	5,979
Income before income tax expense	29,246	18,369	49,869	21,783
Income tax expense	6,782	5,924	11,617	7,837
Net income	$22,464	$12,445	$38,252	$13,946
Net income per common share:
Basic	$0.24	$0.13	$0.41	$0.15
Diluted	0.24	0.13	0.41	0.15
Weighted average number of shares outstanding:
Basic	92,328	93,617	92,484	93,452
Diluted	93,001	94,668	93,195	94,382

Comprehensive income
Net income	$22,464	$12,445	$38,252	$13,946
Unrealized gain on investment in convertible notes (net of income taxes of $2,073 and $2,260, respectively)	—	5,204	—	5,673
Unrealized gain on interest rate caplets (net of income taxes of $760 and $2,694, respectively)	1,907	—	6,771	—
Comprehensive income	$24,371	$17,649	$45,023	$19,619

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	June 30,	December 31
	2022	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$220,168	$198,786
Accounts receivable, net	9,214	5,121
Income taxes receivable	1,664	—
Inventories	6,137	—
Prepaid expenses	8,362	6,998
Interest rate caplets	3,522	—
Investment in convertible notes	32,065	32,065
Other current assets	6,869	5,025
Total current assets	288,001	247,995
Property and equipment, net	189,637	152,251
Other noncurrent assets:
Route and customer acquisition costs, net	17,678	15,913
Location contracts acquired, net	184,519	150,672
Goodwill	99,490	46,199
Other intangible assets	24,400	—
Interest rate caplets, net of current	9,427	—
Other assets	3,427	3,043
Total other noncurrent assets	338,941	215,827
Total assets	$816,579	$616,073
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$23,460	$17,500
Current portion of route and customer acquisition costs payable	2,794	2,079
Accrued location gaming expense	3,000	3,969
Accrued state gaming expense	13,483	11,441
Accounts payable and other accrued expenses	22,173	14,616
Accrued compensation and related expenses	9,062	8,886
Current portion of consideration payable	12,025	13,344
Total current liabilities	85,997	71,835
Long-term liabilities:
Debt, net of current maturities	478,635	324,022
Route and customer acquisition costs payable, less current portion	4,111	3,953
Consideration payable, less current portion	11,106	12,706
Contingent earnout share liability	33,692	42,831
Warrant and other long-term liabilities	440	17
Deferred income tax liability	28,723	2,248
Total long-term liabilities	556,707	385,777
Stockholders’ equity :
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 94,359,417 shares issued and 90,759,331 shares outstanding at June 30, 2022; 94,111,868 shares issued and 93,410,563 shares outstanding at December 31, 2021	9	9
Additional paid-in capital	191,190	187,656
Accumulated other comprehensive income	6,771	—
Accumulated earnings (deficit)	18,031	(20,221)
Total stockholders' equity	173,875	158,461
Total liabilities and stockholders' equity	$816,579	$616,073